SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 21, 2004

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.  Other Events

On January 21, 2004, Speedemissions, Inc. (the "Company") completed a private placement of 2,500 shares of its Series A Convertible Preferred Stock (the "Preferred Stock") and 2,500,000 common stock purchase warrants (the "Warrants") to GCA Strategic Investment Fund Limited, an existing affiliate shareholder of the Company, in exchange for gross proceeds to the Company of $2,500,000. Net proceeds to the Company after the payment of an advisors fee and offering expenses was $2,234,000.

The Preferred stock pays a dividend of seven percent (7%) per annum, and each share of Preferred Stock is convertible into one thousand (1,000) shares of the Company’s common stock, or 2,500,000 shares of common stock in the aggregate. The Warrants are exercisable for a period of five (5) years at an exercise price of $1.25 per share of common stock to be acquired upon exercise.

EXHIBITS

Item No.	Description

4.1	Certificate of Designation of Series A Convertible Preferred Stock

4.2	Common Stock Purchase Warrant

10.1	Subscription and Securities Purchase Agreement dated as of January 21, 2004

10.2	Registration Rights Agreement dated January 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2004	Speedemissions, Inc.,
a Florida corporation

By : Richard A. Parlonteiri
Its: President

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